UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2009

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2009, The PMI Group, Inc. ("PMI") terminated its Series A Junior Participating Preferred Stock and reduced the authorized number of shares of such series of Preferred Stock to zero, upon filing a Certificate Eliminating Reference to a Series of Shares of Stock from the Certificate of Incorporation in the State of Delaware. This series of Preferred Stock had been reserved in connection with PMI's Preferred Share Purchase Rights Plan ("Rights Plan") and related Rights Agreement, which expired pursuant to its terms on January 25, 2009. A copy of the Certificate Eliminating Reference to a Series of Shares of Stock from the Certificate of Incorporation is attached as Exhibit 3.(i)1 hereto.

Item 8.01 Other Events.

On January 25, 2009, PMI’s Rights Plan expired pursuant to its terms. The Rights Plan is discussed in PMI’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on February 2, 1998 and PMI’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 19, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

3.(i)1 Certificate Eliminating Reference to a Series of Shares of Stock from the Certificate of Incorporation of The PMI Group, Inc., filed with the Delaware Secretary of State on January 29, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

January 29, 2009	By:	/s/Andrew D. Cameron

Name: Andrew D. Cameron
Title: Group Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.(i)1.	Certificate Eliminating Reference to a Series of Shares of Stock from the Certificate of Incorporation of The PMI Group, Inc., filed with the Delaware Secretary of State on January 29, 2009.